Exhibit 10.7


                               AMB PROPERTY, L.P.
                                INDUSTRIAL LEASE



                                 by and between



                               AMB PROPERTY, L.P.

                                  "LANDLORD"


                                       and



                        THE SINGING MACHINE COMPANY, INC.
                                    "TENANT"





                              Dated: March 1, 2002


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                                TABLE OF CONTENTS

                                                                     Page

1. BASIC PROVISIONS                                                    1
    1.1    PARTIES                                                     I
    1.2    PREMISES                                                    I
    1.3    TERM                                                        1
    1.4    BASE RENT                                                   1
    1.5    TENANT's SHARE or OPERATING EXPENSES                        1
    1.6    TENANT'S ESTIMATED MONTHLY RENT PAYMENT                     1
    1.7    SECURITY DEPOSIT                                            1
    1.8    PERMITTED USE                                               1
    1.9    GUARANTOR                                                   I
    1.10   ADDENDA
    1.11   EXHIBITS                                                    2
    1.12   ADDRESS FOR RENT PAYMENTS                                   2

2. PREMISES AND COMMON AREAS                                           3
    2.1    LETTING                                                     3
    2.2    COMMON AREAS - DEFINITION
    2.3    COMMON AREAS - TENANT'S RIGHTS                              3
    2.4    COMMON AREAS - RULES AND REGUALTIONS                        3
    2.5    COMMON AREA CHANGES                                         3

3. TERM                                                                3
    3.1    TERM                                                        3
    3.2    DELAY IN POSSESSION
    3.3    COMMENCEMENT DATE CERTIFICATE                               4

4. RENT                                                                4
    4.1    BASE RENT                                                   4
    4.2    OPERATING EXPENSES                                          4

5. SECURITY DEPOSIT                                                    5

6. USE                                                                 5
    6.1    PERMITTED USE
    6.2    HAZARDOUS SUBSTANCES                                        5
    6.3    TENANT'S COMPLIANCE WITH REQUIREMENTS                       6
    6.4    INSPECTION; COMPLIANCE WITH LAW                             6

 7. MAINTENANCE, RE, PAW, TRADE FIXTURES AND ALTERATIONS               7
    7.1    TENANT'S OBLIGATIONS                                        7
    7.2    LANDLORD'S OBLIGATIONS
    7.3    ALTERATIONS                                                 7
    7.4    SURRENDER/RESTORATION

 8. INSURANCE; INDEMNITY                                               7
    8.1    PAYMENT of PREMIUMS                                         7
    8.2    TENANTS INSURANCE                                           7
    8 33   LANDLORD'S INSURANCE
    8.4    WAIVER of SUBROGATION                                       8
    8.5    INDEMNITY                                                   8
    8.6    EXEMPTION OF LANDLORD FROM LIABILITY

9. DAMAGE OR DESTRUCTION .
    9.1    TERMINATION RIGHT                                           9
    9.2    DAMAGE CAUSED BY TENANT                                     9

10.REAL PROPERTY TAXES                                                 9
    10.1   PAYMENT OF REAL PROPERTY TAXES                              9
    10.2   REAL PROPERTY TAX DEFINITION                                9
    10.3   ADDITIONAL IMPROVEMENTS                                    10
    10.4   JOINT ASSESSMENT                                           10
    10.5   TENANT'S PROPERTY TAXES                                    10

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11. UTILITIES                                                         10

12. ASSIGNMENT AND SUBLETTING                                         10
    12.1   LANDLORD'S CONSENT REQUIRED                                10
    12.2   RENT ADJUSTMENT                                            10

13. DEFAULT; REMEDIES                                                 10
    13.1   DEFAULT                                                    10
    13.2   REMEDIES                                                   11
    13.3   LATE CHARGES                                               12

14. CONDEMNATION 13

15. ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS                     13
    15.1   ESTOPPEL CERTIFICATE                                       13
    15.2   FINANCIAL STATEMENT                                        13

16. ADDITIONAL COVENANTS AND PROVISIONS                               13
    16.1   SEVERABILTY                                                13
    16.2   INTEREST ON PAST-DUE OBLIGATION'S                          13
    16.3   TIME OF ESSENCE                                            13
    16.4   LANDLORD LIABILITY                                         14
    16.5   NO PRIOR OR OTHER AGREEMENTS                               14
    16.6   NOTICE REQUIREMENTS                                        14
    16.7   DATE of NOTICE                                             14
    16:8   WAIVERS                                                    14
    16.9   HOLDOVER                                                   14
    16.10  CUMULATIVE REMEDIES                                        14
    16.11  BINDING EFFECT: CHOICE OF LAW                              14
    16.12  LANDLORD                                                   14
    16.13  ATTORNEYS' FEES AND OTHER COSTS                            15
    16.14  LANDLORD'S ACCESS; SHOWING PREMISES; REPAIRS               15
    16.15  SIGNS                                                      15
    16.16  TERMINATION; MERGER                                        15
    16.17  QUIET POSSESSION                                           15
    16.18  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE                 15
    16.19  RULES AND REGULATIONS                                      16
    16.20  SECURITY MEASURES                                          16
    16.21  RESERVATIONS                                               16
    16.22  CONFLICT                                                   16
    16.23  OFFER                                                      16
    16.24  AMENDMENTS                                                 16
    16.25  MULTIPLE PARTIES                                           16
    16.26  AUTHORITY                                                  16



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                            AMB PROPERTY CORPORATION
                                INDUSTRIAL LEASE

1.       Basic Provisions ("Basic Provisions").

         1.1 Parties: This Lease ("Lease") dated Februag 6, 2002, is made by and between AM-13 Property, L.P., a Delaware limited partnership, ("Landlord") and The Singing Machine Company, Inc., a -Delaware corporation ("Tenant") (collectively, the "Parties" or individually, a "Party").

         1.2 Premises The premises ("Premises"), which are the subject of this Lease, are located at 303 West Artesia Blvd., Compton, CA 90220 in the industrial center commonly known as the Artesia Industrial Center (the "Industrial Center"). The Premises are:

                  [XX] Approximately 79,000 square feet of space as depicted on Exhibit A. This space is a part of the building ("Building") which is also identified on Exhibit A.

                                       or

                  [ ] A11 of the building ("Building") identified on Exhibit A, consisting of approximately square feet.

If the Premises are all of the Building, there shall, for purposes of this Lease, be no distinction between the words "Premises" or "Building." Tenant shall have nonexclusive rights to the Common Areas (as defined in Paragraph 2.2 below) but shall not have any rights to the roof, exterior walls, or utility raceways of the .Building or to any other buildings in the Industrial Center. The Industrial Center-consists of the Premises, the Building, the Common Areas, the land upon which they are located, and all other buildings and improvements within the boundaries of the Industrial Center.

         1.3 Term: Five 5 years and ten (IQ) months ("Term") commencing upon completion of tenant improvements as set forth in the Tenant Improvement Addendum ("Commencement Date") and ending at the end of the seventieth (70`x) month after the Commencement Date ("Expiration Date").

         1.4 Base Rent: $33,970.00 per month ("Base Rent"). $33,970.00 is payable on execution of this Lease for the period which is the fourth month of the Term. Tenant shall not be required to pay Base Rent for months 1 through 3 of the Term.

         1.5      Tenant's Share of Operating Expenses ("Tenant's Share"):

                 (a) Common Area Operating Expenses           33.1%

                 (b), Building Operating Expenses             33.1%

         1.6 Tenant's Estimated Monthly Rent Payment: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

                 (a)   Base Rent (Paragraph 4.1)              $33,970.00
                 (b)   Operating Expenses (Paragraph 4.2,
                       excluding Real Property Taxes,
                       Landlord Insurance, and HVAC)          $ 1,574.00
                 (c)   Landlord Insurance (Paragraph 8.3)     $   687.50
                 (d)   Real Property Taxes (Paragraph 10)     $ 4,206.92
                 (e)   HVAC                                   $    75.00

                          Estimated Monthly Payment                   $40.513.42

         1.7 Security Deposit $33,970.00 ("Security Deposit").

         1.8 Permitted Use ("Permitted Use"): manufacture, repair and distribution karaoke equipment, audio software and electronic audio equipment and accessories related thereto and for no other purpose.

         1.9 Guarantor: None

         1.10 Addenda: Attached hereto are, the following Addenda, all of which constitute a part of this Lease

                  (a)      Addenda: Tenant Improvement Addendum
                  (b)      Addenda: Rent Adjustment Addendum
                  (c)      Addenda: Early Inducement and Recapture Addendum


                                      -1-
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                  (d)      Addenda: Existing Tenant Contingency Addendum

         1.11 Exhibits: Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

                  Exhibit A: Description of Premises.
                  Exhibit B: Commencement Date Certificate.
                  Exhibit C: Hazardous Substances Questionnaire
                  Exhibit D: Move-Out Standards

          1.12 Address for Rent Payments: All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to AMB Property Corporation at the following address:

                             AMB Property, L.P.
                             -----------------------------
                             P.O. Box 84254
                             -----------------------------
                             Dallas, TX 75284-2524
                             -----------------------------

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2.       Premises and Common Areas.

         2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease. Any statement of square footage set forth in thus Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

         2.2 Common Areas - Definition. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Industrial Center and their respective employees, suppliers, slippers, tenants, contractors, and invitees.

         2.3 Common Areas - Tenant's Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, slippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terns of any rules and regulations or covenants, conditions, and restrictions governing the use of the Industrial Center.

         2.4 Common Areas - Rules and Regulations. Landlord shall have the exclusive control arid management of the Common Areas and shall have the right, from time to time, to establish-, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

         2.5 Common Area Changes. Landlord shall have the right, in Landlord's sole discretion; from time to time;

                  (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways, so long as Tenant's use and enjoyment of the Premises are not materially, adversely affected for a period of greater than 5 consecutive business days;

                  (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                  (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas, so long as such land can, in Landlord's sole reasonable judgment, be considered to serve and benefit the Building and the tenants thereof;

                  (d) To add additional buildings and improvements to the Common Areas, provided that the capital costs of such construction (except as set forth in Section 4.2(a)(viii) of this Lease) are not charged back to Tenant, the availability of parking for the Premises is not materially, adversely affected for a period of greater than 5. consecutive business days and reasonable access to the Premises remains available;

                  (e) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; and

                  (f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as. Landlord may, in the exercise of sound business judgment, deem to be appropriate, so long as the capital costs of same shall not be charged back to Tenant, and Tenant's use and enjoyment of,the Premises are not materially, adversely affected for a period of greater than 5 consecutive business days.

3. Term.

         3.1 Tenn. The Commencement~Date, Expiration Date, and Tern of this Lease are as specified in Paragraph 1.3.

         3.2 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the. validity of this Lease or the obligations of Tenant hereunder, In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the earlier of (a) the date Tenant takes possession of the Premises or (b) 10 days following notice to Tenant that Landlord is prepared totender possession of the Premeises to Tenant. If possession of the Premises is not delivered to Tenant within 60 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act, or omissions, Tenant may by notice in writing to

                                      -3-
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Landlord within 20 days after the end of said 60-day period cancel this Lease and the parties shall be dischared from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 20-day period, Tenant's right to cancel this Lease shall terminate.

         3.3 Commencement Date Certificate. At the request of of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.       Rent.

         4.1 Base Rent. Tenant shall pay to Landlord Base Rent and ~ other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent." All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

         4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

                  (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building, and Premises including, but not limited to, the following:

                           (i) The operation, repair, maintenance, and
replacement in neat, clean, good order, and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and tenant directories.

                           (ii) Water, gas, electricity, telephone, and other
utilities servicing the Common Areas.

                           (iii) Trash disposal, janitorial services, snow
removal, property management (not to exceed 3% per year of gross revenues of the Industrial Center), and security services.

                           (iv) Reasonable reserves set aside for maintenance,
repair, and replacement of the Common Areas and Building, provided that Tenant shall not be required to make an initial "lump sum" contribution to any reserve fund.

                           (v) Real Property Taxes.

                           (vi) Premiums for the insurance policies maintained
by Landlord under Paragraph 8 hereof,

                           (vii) Environmental monitoring and insurance
programs.

                           (viii) Monthly amortization of capital improvements
to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement as determined pursuant to the Internal Revenue Code plus (b) an amount equal. to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

                           (ix) Maintenance of the Building including, but not
limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof, elevators, and fire detection and sprinkler systems.

                           (x) Heating, ventilating, and air conditioning
systems ("HVAC").

                           (xi) If Tenant fails to maintain the Premises, any
expense incurred by Landlord for such maintenance, but not expenses incurred with respect to other tenants' premises, or, generally, expenses incurred by Landlord which do not reasonably benefit the Building or the tenants thereof.

                  (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord

                                      -4-
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in its reasonable discretion shall determine which Operating Expenses are Common
Area Operating Expenses, Building Operating Expenses, or expenses, or expenses to be entirely borne by Tenant.

                  (c) The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services, so long as Landlord has not levied a charge for same.

                  (d) Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant's Share of estimated Operating Expenses and HVAC maintenance costs in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each .calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under thus Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under thus Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of said statement. No more than one time per year, Landlord may adjust the amount of the estimated 1 tenant's Share of Operating Expenses and HVAC maintenance costs to reflect Landlord's estimate of such expenses for the year.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss, or damage (including attorneys' fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and within 30 days after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.       Use.

         6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas. Tenant shall not store foods, pallets, drums; or any other materials outside the Premises.

6.2      Hazardous Substances.

         (a) Reportable Uses Require Consent. The term, "Hazardous Substance," as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3) "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal or a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premise of a Hazardous Substance with respect to which may any Applicable Requirements require
                                      -5-
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that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's ,giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination, injury, and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease' expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit. Notwithstanding the foregoing, Landlord has no current and actual knowledge of any Reportable Use in or on the Premises. Further notwithstanding the foregoing, Tenant shall only be responsible under this Section for any Hazardous Substance or Reportable Use which has been caused by Tenant or its employees, contractors, affiliates or agents.

         (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located iii, under, or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

         (c) Indemnification. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, and agents of the foregoing ("Landlord Entities") and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance on or brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as "Tenant Entities"). Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of 'any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier tennination of this Lease.

         6.3 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently, and in a timely manner comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements,. and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture; . production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect- Tenant shall, within S days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

         6.4 Inspection Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency,

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and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent, or the inspection is requested or ordered by a governmental authority and arises from Tenant's use or occupancy of the Premises, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

7.       Maintenance, Repairs, Trade Fixtures and Alterations.

         7.1 Tenant's Obligations. Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 1 4 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tena>>t and whether or not the need for such repairs occurs as a result of Tenant's use, the elements, or the age of such portion of the Premises including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, ventilating, electrical, lighting facilities, boilers, fired or .unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair.

         7.2 Landlord's Obligation s. Subject to the provisions of Paragraph 6
(Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to the reimbursement requirements of Paragraph 4.2, shall keep in good order, condition, and repair the roof structure, foundations and exterior walls of the Building and utility systems within the Industrial Center, including, for greater certainly, all utility lines, pipes and conduits running under or within the Building and the Premises. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition, and repair the air conditioning systems servicing the Premises, Building roof membrane, and Common Areas.

         7.3 Alterations. Tenant shall not make nor cause to be made any alterations or installations in, on, under, or about the Premises, except for non-structural alterations which do not penetrate the roof membrane or structure that serve to better adapt the Premises for its ,purposes which 'do not exceed $50,000 per lease year in costs and of which Tenant gives Landlord at least 20 days' prior written notice.

         7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures, and floor bolts, patch all floors, axed cause all lights to be in good operating condition. Notwithstanding the foregoing, other than those improvements made pursuant to the Tenant Improvement Addendum to the Lease (which Tenant shall not be required to remove at the end of the Term or earlier termination), at the time that Tenant seeks consent From Landlord or gives notice to Landlord of any improvement to be made by Tenant, Landlord, as a condition to consent to such improvement (if consent is required) or within 10 days of receipt of written notice (if no consent is required), may require that Tenant remove such improvement(s) at Tenant's sole cost and expense at the end of the Term or earlier termination.

8.       Insurance; Indemnity.

         8.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Corm-non Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

         8.2 Tenant's Insurance.

                  (a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of -the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation,and use of the Premises.

                           (i) Commercial General Liability insurance with
minimum limits of $1,000,000 per occurrence and $3,000,000 general aggregate for bodily injury, personal injury, and property damage. If required by Landlord, liquor liability coverage will be included. Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

                           (ii) Workers' Compensation insurance with statutory
limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease. (iii) To the extent that Tenant owns or leases vehicles which are using or nonowned, and damage.

                           (iv) Property insurance against "all risks" at least
as broad as the current ISO Special Form policy, including earthquake and flood, for loss to any tenant improvements or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering at least six months of loss of income and continuing expense.

                  (b) Tenant shall deliver to Landlord certificates o-f all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

                  (c) If, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate and is comparable to coverages carried by a majority of similar size and use tenants in Compton, CA.

                  (d) All insurance required under Paragraph 8.2 (i) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VI1 or better by Best's Key Rating Guide and
(ii) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

         8.3 Landlord's Insurance. Landlord shall maintain "all risks" coverage as broad as the current ISO Special Form policy, including earthquake and flood, covering the buildings within the Industrial Center, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage to limits and amounts carried by a majority of owners of similar buildings in Compton, California.

         8.4 Waiver of Subrogation. To the extent permitted by law and with permission of their insurance. carriers, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

         8.5 Indemnity. Each party shall protect, defend, indemnify, and hold the other and their respective Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys' fees) incurred by reason of:

                  (a) any damage to any property (including but not limited to property of either party's Entities or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of that party or that party's agents, servants, employees, invitees; contractors, suppliers, subtenants, or visitors (collectively "Entities");

                  (b) the conduct or management of any work or anything whatsoever done by either party on or about the Premises or from transactions of either party concerning the Premises;

                  (c) Either party's failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises, Building or Industrial Center, or the operation or occupancy thereof; or

                  (d) any breach or default on the part of either party in the performance of any covenant or agreement to be performed pursuant to this Lease.

                  The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

         8.6 Exemption of Landlord from Liability. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for and Tenant waives any claims against Landlord for injury or damage to the person or the property of Tenant, Tenant Entities, or any other person in or about the Premises, Building, or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (a) fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, seepage, back up of sewers or drains, obstruction, or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures or (b) from the condition of the Premises, other portions of the Building, or Industrial Center, Landlord shall not be liable for any damages arising From any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom, or any indirect, consequential, or punitive damages.

9.       Damage or Destruction.

         9.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, or it is determined that such damage cannot be repaired within 180 days of its occurrence, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition, and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas, and RVAC.

         9.2 Damage Caused by Tenant. Tenant's termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the'result of any actor omission of Tenant or of any of Tenant's agents, employees, customers, invitees, or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.      Real Property Taxes:

         10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of thus Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

         10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Industrial Center or Building, (b) any interest of Landlord in the Industrial Centcr or Building, (c) Landlord's right to rent or other income from the Industrial Center or Building, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any lax or charge'which replaces or is in addition to any of such above-described "Real Properly Taxes," and (c) any fees, expenses, or costs (including attorneys' fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. Real Properly Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date. Real Property Taxes shall not include any tax levied against Landlord in respect of income earned by Landlord under this Lease, except to the extent that such tax is in lieu of Real Property Taxes.

         10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by

Landlord for the exclusive enjoyment of such other tenants. Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request, provided that Tenant shall not be required to contribute to an increase in Real Property Taxes that results from the actions of any other tenant of the Industrial Center.

         10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of. the Real Property Taxes for all of the land and improvements included within the parcel assessed.

         10.5 Tenant's Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay. directly for all utilities and services supplied to the premises, including but not limited to electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon.

12.      Assignment and Subletting

         12.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of. Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use-of the Premises or the Common Areas, and any limitations imposed by the. Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet, assign, or enter into other arrangements in which the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) , of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease hi any other manner which could cause any portion o f the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant. Notwithstanding the foregoing, in the event of any assignment or subletting to which Landlord consents, Landlord shall receive fifty percent (50%), in the event of a sublease, of any rent received by Tenant above the rent then being paid by Tenant to Landlord less any commissions or marketing expense paid by Tenant for such sublease. In addition, Landlord shall receive fifty percent (50%), in the event of an assignment, of any profit derived by Tenant from such assignment less any commissions or marketing expense paid by Tenant for such assignment. In the event of. any assignment or subletting, Tenant (or the proposed assignee or subtenant) shall pay to Landlord or its authorized managing agent (as directed by Landlord) a fee of $750.00 to cover Landlord's costs of review, negotiation, preparation or execution of any documentation regarding such assignment or subletting.

         12.2 Rent Adjustment It; as of the effective date of any permitted assignment or subletting, the then remaining term of thus Lease is less than 1 year, Landlord may, as a condition to its consent: (a) require that the amount of the Rent payable under this Lease be adjusted to what is then the market value for property similar to the Premises as then constituted, as determined by Landlord; or (b) terminate the Lease as of the. date of assignment or subletting, subject to the performance by Tenant of those covenants whih under the terms hereof survive termination.

13.      Default; Remedies.

         13.1 Default. The occurrence of any one of the following events shall constitute an event of default of the part of Tenant ("Default"):

                  (a) The abandonment of the Premises by Tenant;

                  (b) Failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continuing for a period of 7 days after the same is due;

                  (c) A general assignment by Tenant or any guarantor for the benefit of. creditors;

                  (d) The filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant's creditors or guarantors Premises that is not dismissed within 60 days after such event;

                  (e) Receivership, attachment, of other judicial seizure of the Premises,or all or substantially all of Tenant's assets on the Premises that is not dismissed within 60 days after such event;

                  (f) Failure of Tenant to maintain insurance as required by Paragraph 8.2; (g) Any breach by Tenant of its covenants under Paragraph 6.2;

                  (h) Failure in the performance of any of Tenant's covenants, agreements, or obligations hereunder (except those failures specified as events-of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

                  (i) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business, or in good faith for equivalent consideration, or with Landlord's consent; and

                  (j) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

         13.2 Remedies. In the event, of any Default by Tenant, Landlord shall have any or all of the following remedies:

                  (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                           (1) the worth at the time of award of any unpaid Rent
and any other suns due and payable which have been earned at the time of such termination; plus

                           (2) the worth at the time of award of the amount by
which the unpaid Rent and any other sums due and payable which would have been earned alter termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                           (3) the worth at the time of award of the amount by
which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                           (4) any other amount necessary to compensate Landlord
for all die detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees;
(iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                           (5) such reasonable, attorneys' fees incurred by
Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy (to the extent awarded by any court or arbitrator); and plus

                           (6) at Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Fransisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

                  (b) Continuation of Lease. hi the event of any Default by Tenant, then in addition to any other remedies available-to Landlord at law or in equity and under this Lease, Landlprd shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

                  (c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

                  (d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies (to the extent awarded by any court or arbitrator); (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; -(4)~to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and- repairs not covered by the rentals received from such reletting.

                  (e) Termination. No re-entry or taking of possession. of the Premises by Landlord pursuant to this Addendurn shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

                  (f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

                  (g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger , terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

                  (h) Notice Provisions Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice wider California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to he entitled to commence an unlawful detainer proceeding.

         13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this 'Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if Landlord's designee within 4 days after such, amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, on the first two occasions during the Term in which Tenant would otherwise be subject to payment of a late charge, no late charge shall accrue until after Landlord has given Tenant five (5) days' written notice thereof and Tenant has failed to pay the amount due within that period. In addition, should Landlord be tunable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord's inability to negotiate such item(s).

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), thus Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession, If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the.portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises- Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant's relocation expenses and/or loss of Tenant's trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.      Estoppel Certificate and Financial Statements.

         15.1 Estoppel Certificate. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge, and deliver, without charge therefor to the Requesting Patty, and to the extent it can truthfully do so, ari estoppcl certificate in a form reasonably acceptable to Requesting Party, or any of Requesting Party's lenders or any prospective purchasers of the Premises or the Industrial Center as the case may be, plus such additional information, confirmation and statements as be reasonably requested by the Requesting Party. Should Responding Party fail to deliver an executed and acknowledged estoppel certificate to Requesting Party as prescribed herein, Responding Party hereby authorizes Requesting Party to act as its attorney-in-fact in executing such estoppel certificate.

         15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, Tenant shall not be required to provide financial statements pursuant to this Section as long as Tenant's stock is publicly traded on the American or New York Stock Exchange or NASDAQ.

16.      Additional Covenants and Provisions.

         16.1 Severability. The invalidity of any provision of thus Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

         16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date following the date on which it was due shall bear interest from the date at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

         16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be preformed or observed by the Parties under this Lease.

         16.4 Landlord Liability. Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under thus Lease. In no event whatsoever shall, Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

         16.5 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all prior or contemporaneous oral or written agreements or understandings.

         16.6 Notice Requirements. All notices'required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or courier service) or may be sent by regular, certified, or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

         16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, of if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the, same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or an overnight courier that guarantees next day , delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

         16.8 Waivers. No waiver by Landlord of a Default by Tenant .shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by Tenant of the same or any other tern, covenant, or condition hereof In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action has been filed by Landlord, thereon, shall not be deemed a waiver of Landlord's rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant's breach of the Lease.

         16.9 Holdover. Tenant has no right to retain possession of the Premises or any partthereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant's right to possession shall terminate on 30 days notice from Landlord; and (c) all other terms and conditions of this Lease shall 'continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless -f-rom and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

         16.10 Cumulative Remedies, No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

         16.11 Binding affect: Choice of Law. Thus Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the country in which the Premises are located.

         16.12 Landlord. The covenant and obligations contained in this Lease on the part of the Landlord are binding on Landlord, its successors, and assigns only during their respective period or ownership of an interest in the Building. In the event of any transfer or transfers of such title to the Building, and to the extent such transferee expressly agrees to assume the obligations of Landlord hereunder, Landlord (and, iii the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Landlord shall use commercially reasonable efforts to have any such Transferee provide Tenant with an acknowledgment that it has received and is holding Tenant's Security Deposit.

         16.13 Attorneys' Fees and Other Costs. If any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The tenn "Prevailing Party" shall include, without, limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to reasonable attorneys' fees, costs, and expenses incurred in the preparation and service, of notices of Default and consultations in conriection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

         16.14 Landlord's Access; Showing Premises; Repairs, Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the'Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs, and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

         16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

         16.16 Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of thus Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation; have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any 'such lesser interest shall constitute Landlord's election to leave such event constitute the termination of such interest.

         16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions,* and provisions on Tenant's part to be observed and performed tinder this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

         16.18 Subordination; Attornment; Non-Disturbance.

                  (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof Tenant agrees that any person holding any Mortgage shall have, no duty, liability, or obligation to perform' any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 30 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

                  (b) Attornment. Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits (except to the extent such security deposits have been actually received) or be bound by prepayment of more than one month's rent.

                  (c) Non-Disturbance. With respect to a Mortgage entered into by Landlord before or after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "nondisturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises in form acceptable to such Mortgage holder.

                  (d) Self- Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection With a sale, financing, or refinancing,of Premises, or at Tenant's request at the time of such sale, financing or refinancing, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordfitation, attornmeut, and/or nondisturbance agreement, as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage, provided that the provisions of subparagraph (c) are observed.

         16.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by, all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants, or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Industrial Center, but nevertheless agrees to enforce the Rules and Regulations against all the tenants of the Industrial Center equally.

         16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises:, Tenant, its agents, and invitees and their property from the acts of third parties.

         16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

         16.22 Conflict, Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

         16.23 Offer. Preparation of this Lease by either Landlord Or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all parties hereto.

         16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

         16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

         16.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or the is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

                         [SIGNATURES ON FOLLOWING PAGE]

         The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

Landlord:                                   Tenant:
AMB Properly, L.P.                          The Singing Machine Company, Inc.,
a Delaware limited partnership              a Delaware corporation
By: AMB Property Corporation,
    a Maryland corporation


By: /s/ Martin J. Coyne,                    By: /s/ John Klecha
    ----------------------------               --------------------------------
    Martin J. Coyne,                           John Klecha, President & C.O.O.

Telephone:    (415) 3949000                 Tel zone:         (954) 596-1000

Facsimile:    (415) 394-9001                Facsimile:        (954) 596-2000

Executed at: San Francisco, California      Executed at: Coconut Creek, Florida

on:  3/22/02                                on:      March 13, 2002
    ----------------------------               --------------------------------

ADDRESS                                     ADDRESS

Pier 1, Bay 1                               6601 Lyons Road, Bldg, A-7
San Francisco, CA 94111                     Coconut Creek, Florida 33073

                                            Tax 1D: 95-3795478

                                    GLOSSARY

The following terms in the'Lease are defined in the paragraphs opposite the terms.

                            TERM DEFINED IN PARAGRAPH
                            -------------------------

                    Additional Rent                      4.1
                    Applicable Requirements              6.3
                    Assign                               12.1
                    Base Rent                            1.4
                    Basic Provisions                     1
                    Building                             1.2
                    Building Operating Expenses          4.2(b)
                    Code                                 12.1(a)
                    Commencement Date                    1.3
                    Commencement Date Certificate        3.3
                    Common Areas                         2.2
                    Common Area Operating Expenses       4.2(b)
                    Condemnation                         14
                    Default                              13.1
                    Expiration Date                      1.3
                    PTVAC                                4.2(a)(x)
                    Hazardous Substance                  6.2
                    Indemnity                            8.5
                    Industrial Center                    1.2
                    Landlord                             1.1
                    Landlord Entities                    6.2(e)
                    Lease                                1.1
                    Lenders                              6.4
                    Mortgage                             16.18
                    Operating Experises                  4.2
                    Party/Parties                        1.1
                    Permitted Use                        1.8
                    Premises                             1.2
                    Prevailing Party                     16.13
                    Real Property Taxes                  10.2
                    Rent                                 4.1
                    Reportable Use                       6.2
                    Requesting Party                     15
                    Responding Party                     15
                    Rules and Regulations                2.4, 16.19
                    Security Deposit                     1.7, 5
                    Taxes                                10.2
                    Tenant                               1.1
                    Tenant Acts                          9.2
                    Tenant's Entity                      6.2(c)
                    Tenant's Share                       1.5
                    Term                                 1.3

                              AMB PROPERTY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP
                                INDUSTRIAL LEASE

                           Tenant Improvement Addendum

This Tenant Improvement Addendum is a part of the Lease dated March 1, 2002, by and between AMB PROPERTY, L.P. ("Landlord") and Singing Machine Company, Inc. ("Tenant") for the premises commonly known as 303 West Artesia Boulevard, Compton, CA 90220.

Subject to, the provisions hereinafter set forth, Tenant may construct at its sole cost and expense the improvements ("Alterations") described on Exhibit 1, if attached hereto, or which Tenant has otherwise obtained Landlord's prior written consent. Prior to commencement of construction, Tenant shall obtain and deliver to Landlord -any building permit required by applicable law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord widen 10 days after the rendition of a bill for all of Landlord's actual out-of-pocket costs incurred in connection with the Alterations, including, without limitation, all management, engineering, outside consulting, and construction fees incurred by or ors behalf of Landlord for the review and, approval of Tenant's plans and specifications and for the monitoring of construction of the Alterations. Tenant shall require its contractor to 'Maintain insurance in the amounts and in the forms reasonably acceptable to Landlord. The Alterations shall be constructed by licensed contractors approved by Landlord and in accordance with rules, such as hours of construction, imposed by Landlord. The Alterations shall be completed lien free, in accordance with the plans and specifications approved by Landlord, in a good, workmanlike, and prompt manner, with new materials of first-class quality and comply with all applicable local, state, and federal regulations. The competed Alterations shall be the property of Landlord and shall, subject to the provisions of the next sentence, be surrendered with the Premises upon the expiration or sooner termination of this Lease. However, prior to the expiration or, sooner termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove the Alterations which are designated by Landlord to be removed and following such removal, repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted.

Prior to commencing construction of the Alterations, Tenant shall obtain from its contractors and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Premises to which such contractor might at any time be entitled and to provide such payment and performance bonds as Landlord may require. The delivery of the waiver and release of claims and liens and such bonds shall be a condition precedent to Tenant's ability to begin its construction work at the Premises.

Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises. Tenant shall give Landlord not less than 10 days' notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the ' Premises as provided by law.

Tenant agrees to indemnify, protect, and defend Landlord and hold Landlord harmless against any loss, liability, or damage resulting from construction of the Alterations.

Notwithstanding the foregoing provisions, Landlord at its sole cost and expense, not to exceed $79,000.00 ("TI Allowance") shall complete the following improvements to all applicable building codes ("Initial Improvements"):

1. Demolition of portions of the Premises as depicted on Schedule 1 attached hereto.
2. Painting and carpeting of remaining ground floor office area as depicted on Schedule 1.
3.       Demolition of warehouse office area as depicted on Schedule 1.
4.       Repair of parking lot and yard areas.

The scope of work with respect to the Initial Improvements is more particularly set forth in that certain letter dated February 4, 2002 prepared by Norm Wilson & Sons, Inc., the general contractor responsible for the installation of the Initial Improvements, which letter is attached hereto as Schedule 2 (the "Work Letter"). It is understood and agreed that the TI Allowance shall be sufficient to pay in full the Initial Improvements set forth in the Work Letter. To the extent the cost of the Initial Improvements exceeds the TI Allowance, Landlord shall be responsible to pay such excess without contribution from Tenant. To the extent the eost,of the Initial Improvements is less than $79,000, such savings shall accrue to Landlord.

                               AMB PROPERTY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP
                                INDUSTRIAL LEASE
                            RENT ADJUSTMENT ADDENDUM

This Rent Adjustment Addendum is a part of the Lease dated March 1, 2002, by and between AMB PROPERTY, L.P. ("Landlord") and The Singing Machine Company, Inc. ("Tenant") for the premises commonly known as 303 West Artesia Boulevard, Compton, CA 90220.

Monthly Base Rent for the each of the periods designated in thus. Addendum ("Adjustment Periods") shall be the amount calculated in accordance with the alternative selected below ("Rent Adjustment Alternative"), but in no event shall the monthly Base Rent for an Adjustment Period be less than the highest monthly rent payable during the term preceding the Adjustment Period.

  1.      Adjustment Periods:
          Month 3.1 of the Term to Month 60 of the Term ("Period One") Month 61 of the Term to End of the Term ("Period Two")

  2.      Rent Adjustment Alternatives

          [ ]       Fixed rent adjustment ("Fixed Rent Adjustment")



          [XX]      Cost of living adjustment ("CPI Adjustment")

                    Monthly Base Rent shall be calculated using the following CPl index ("Index"):

                             [ ] Urban Wage Earners and Clerical Workers
                             [X] All Urban Consumers
                             [ ]
                                 -----------------------------


                    The Comparison Month is:

                             [X] the first month of the term of thus Lease; or

                             [ ]
                                 -----------------------------

           [ ]      Market rent ("Market Rent Adjustment")

3.       Calculation of Rent Adjustment

         a. Cost of Living Adjustment. The CPI Adjustment shall be based upon the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor (1982 - 1984 =100) for Los Angeles-Riverside-Orange County using the Index selected in Paragraph 2. If the selected Rent Adjustment Alternative is the CPI Adjustment, the monthly Base Rent payable during each Adjustment Period shall be the product obtained by multiplying the highest monthly Base Rent payable by Tenant during the term immediately preceding by a fraction the numerator of which shall be the Index for the month that is three
(3) months prior to the first month of the Adjustment Period and the denominator of which shall be the Index for the month that is three (3) months prior to the Comparison Month selected above. Notwithstanding the foregoing, the CPI Adjustment shall not be less than 3% nor more than 6% more, on a cumulative and compounded per annum basis, then the Comparison Month or the prior Adjustment Period, as the case may be.

         b. Market Rent Adjustment. Four months prior to the commencement of each Adjustment Period, if the selected Rent Adjustment Alternative is the Market Rent Adjustment, the Parties shall negotiate in good faith to determine the Base Rent for the Adjustment Period. If agreement cannot be reached within thirty days, Landlord and Tenant shall each, no later than 90 days prior to the commencement of the Adjustment Period, make a reasonable determination of the fair market rental for the Premises for the Adjustment Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

                  (1) No later than 90 days prior to the commencement of the. Adjustment Period, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator. The two arbitrators so appointed shall, no later than 75 days prior to the commencement of the Adjustment Period, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

                  (2) The three arbitrators, acting by a majority, shall no later than 75 days prior to the commencement of the Adjustment Period, determine the actual fair market rental for the Premises for the Adjustment Period. The decision of a majority of the arbitrators shall be binding on the Parties. The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Adjustment Period.

                  (3) If either of the Patties fails. to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Adjustment Period.

                  (4) The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

4. NOTICE: Notice of Rent Adjustments shall be made as specified in paragraph
16.6 of the Lease.

                               AMB PROPERTY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP
                                INDUSTRIAL LEASE

               Early Possession and Inducement Recapture Addendum

This Early Possession and Inducement Recapture Addendum is a part of the Lease dated March 1, 2002, by and between AMl3 PROPERTY, L.P. ("Landlord") and The Singing Machine Company, Ins. ("Tenant") for the premises commonly known as 303 West Artesia Boulevard, Compton, CA 90220.

1. Early Possession. Tenant may occupy the Premises upon delivery of the Premises to Tenant by Landlord ("Early Possession Date"), even though the Early Possession Date is prior to the Commencement Date of the Lease ("Early Possession"). The obligation to pay Base Rent shall be abated for the Early Possession Period. All ether terms of this Lease, however, including, but not limited to, the obligations to pay Tenant's Share of Operating Expenses and to carry the insurance required by Paragraph 8, sha11 be in effect during the Early Possession period. Such Early Possession shall not change the Expiration Date of the Original Term. If possession is not tendered to Tenant on the Early Possession Date, the Early Possession period shall run from the date of delivery of possession and continue for a period equal to the period during which the Tenant would have otherwise enjoyed, under the terms hereof, possession of the Premises with abated Base Rent, but minus any days of delay caused by the acts, failure to act, or omissions of Tenant.

2. Inducement Recapture in Event of Breach. Any agreement by Landlord for possession of the Premises without the payment or reduced payment of rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement, or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," are conditioned upon Tenant's full and faithful performance of all of the terms, covenants; and conditions of this Lease to be performed or observed by Tenant during the term of this Lease. Upon the occurrence of n Default by Tenant, any rent, other charge, bonus, inducement, or consideration abased, given, or paid by Landlord under such an inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as additional rent due under this Lease, notwithstanding any subsequent cure by Tenant. Notwithstanding the foregoing, the Inducement Recapture shall be limited to the one month of rent abatement which Tenant is receiving.

                               AMB PROPERTY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP
                                INDUSTRIAL LEASE

                      Existing Tenant Contingency Addendum

This Existing Tenant Contingency Addendum is a part of the Lease dated March 1, 2002, by and between AMB PROPERTY, L.P. ("Landlord") and The Singing Machine Company, Inc. ("Tenant") for the premises commonly known as 303 West Artesia Boulevard, Compton, CA 90220.


Landlord and Tenant acknowledge and 'agree that this Lease is contingent upon Landlord's recovery of possession of the Premises from the existing tenant ("Existing Tenant") and the Existing Tenant's reimbursement to Landlord of $67,940.00, an amount equal to two (2) month's Base Rent under the Lease ("Abated Rent Reimbursement"). Should Landlord not be able to recover possession of the Premises from Existing Tenant or should Existing Tenant not pay Landlord the Abated Rent Reimbursement, this Lease shall be null and void, and any Security Deposit paid by Tenant to Landlord shall immediately be returned to Tenant without set-off or deduction. Landlord shall confirm Existing Tenant's compliance with this Addendum no later than 10 days after execution of the Lease by both parties thereto.

                                [GRAPHIC OMITTED]

                                  [EXHIBIT "A"]

                                [MAP OF BUILDING]

                          COMMENCEMENT DATE MEMORANDUM
                          ----------------------------

                    LANDLORD:                 AME PROPERTY, L.P.

                    TENANT:                   Singing Machine Company, Inc.

                    LEASE DATE:               March 1, 2002

                    PREMISES:                 303 West Art esia Boulevard
                                              Compton, CA 90220


         Tenant hereby accepts the Premises as being in the condition required under the Lease.

         The Commencement Date of the Lease is ----------------------

         The Expiration Date of the Lease is ----------------------

Landlord:                                 Tenant:
AND Property, L.P.                        The Singing Machine Company, Inc.
a Delaware limited partnership            a Delaware corporation
By:   AMB Property Corporation,
       a Maryland corporation

By:                                       By:
   ----------------------------              ----------------------------
Its:                                      Its:
    ---------------------------               ---------------------------

Executed at:                              Executed at:
            ------------------------                  ------------------------

on:                                       on:
   ----------------------------              ----------------------------

                                   EXHIBIT B

          TENANT MOVE-IN AND LEASE RENEWAL ENVIRONMENTAL QUE STIONNAIRE
                                       FOR
                      COMMERCIAL AND INDUSTRIAL PROPERTIES


Property Name: Artesia Industrial Center.

Property Address: 303 West Artesia Boulevard, Compton, CA 90220

                   Addendunm to the Lease Dated March 1, 2002
                                     Between
                       The Singing; Machine Company, Inc,
                                   ("Tenant")
                                       and
                               AMB Property, L.P.
                                  ("Landlord")

Instructions: The following questionnaire, is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form-must be attached to all mew leases and renewals, and forwarded to the Owner's Risk Management Department.

1.0 PLANNED USEZOPERATIONS
--------------------------
1-1. Describe planned use (new Lease) nor existing operations (lease renewal), and include brief description of manufacturing~prvcesses employed.

2.0 HAZARDOUS MATERIALS
-----------------------
2-1. Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2-2 Are any of the following materials handled on the property? (A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

         o Explosives                o Fuels           o Oils
         o Solvents                  o Oxidizer        o Organics/Inorganics
         o Acids                     o Bases           o Pesticides
         o Gases                     o PCBs            o Radioactive Materials
         o Other (please specify)

2-3. For the following groups of chemicals, please check the type(s), use(s), and quantity of each chemical used or stored on the site. Attach either a chemical inventory or list the chemicals in each category.

             Solvents                                   Gases

          Type:______________________                Type:_____________________

          Use:_______________________                Use: _____________________

          Quantity:__________________                Quantity;_________________

             Inorganic                                  Acids

          Type:______________________                Type:_____________________

          Use:_______________________                Use: _____________________

          Quantity:__________________                Quantity;_________________


             Fuels                                      Explosives

          Type:______________________                Type:_____________________

          Use:_______________________                Use: _____________________

          Quantity:__________________                Quantity;_________________


             Oils                                       Bases

          Type:______________________                Type:_____________________

          Use:_______________________                Use: _____________________

          Quantity:__________________                Quantity;_________________


             Oxidizers                                  Pesticides

          Type:______________________                Type:_____________________

          Use:_______________________                Use: _____________________

          Quantity:__________________                Quantity;_________________


             Organic                                    Radioactive Materials

          Type:______________________                Type:_____________________

          Use:_______________________                Use: _____________________

          Quantity:__________________                Quantity;_________________


             Other

          Type:______________________

          Use:_______________________

          Quantity:__________________


2-4.     List and quantify the marerials idea ltified above.

         -----------------------------------------------------------------------
             MATERIAL       PHYSICAL STATE   CONTAINER SIZE      NUMBER OF
                                                                 CONTAINERS
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

2-5.     Describe the storage area locations) for these materials.

3.0      HAZARDOUS WASTES
         ----------------

3-1. Are hazardous wastes generated? I~so; continue with the next question. If not, skip this section and go to,section 4.0. !

3-2. Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

         o Hazardous wastes                       o Industrial Wastewater
         o Waste oils                             o PCBs
         o Air emissions                          o Sludges
         o Other (please specify)


3-3. Identify *and describe those wastes generated, handled or disposed of (disposition). Specify any wastes known to be regulated under the Resource Conselvarion and Recovery Act (RCRA) as "listed characteristic or statutory" wastes- Include rotal amounts generated monthly. Please include !name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility,!if applicable). Attach separate pages as necessary.

3-4. List and quantify, the materials identified in Question 3-2 of this section.

         -----------------------------------------------------------------------
           WASTE     SOURCE     APPROXIMATE          WASTE         DISPOSITION
         GENERATED               MONTHLY        CHARACTERIZATION
                                QUANTITY
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

3-5. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? If so, please describe.

4.0      USTS/ASTS

4-1. Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines present on site (lease renewals) or required for planned operations (new tenants)? If not, continue with section 5.0: If yes, please describe capacity, contents, age, design and construction of USTs o; ASTs

4-2. Is the UST/AST registered and permitted with the appropriate regulatory agencies? Please provide a copy of the required pen-nits.

4-3. Indicate if any of the following leak prevention measures have been provided for the USTs/ASTs and their associated piping. Additionally, please indicate the number of tanks that are provided with the indicated measure. Please provide copies of written test results and monitoring documentation.

          Integrity testing                 Inventory reconciliation

          Leak detection system             Overfill spill protection

          Secondary containment             Other (please describe)

          Cathodic protection

4-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property? If so, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

 4-6. Far Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? For new tenants, are installations of this type required for the planned operations? If so, please describe.

4-7. If present or planned, have the chemical transfer pipelines been inspected or tested for leaks? If not please indicate the results and provide a copy of the inspection or test results.

5.0      ASBESTOS CONTAINING BUILDING MATERIALS
         --------------------------------------

5-1. Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the

         Property. If provided, please review ,the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0      REGULATORY
         ----------


6-1. For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations? If so, please describe.

6-2. For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property? If so, please describe.

6-3. Does the operation have or require a National Pollutant Discharge Elimination System (NPDFS) or equivalent permit? If so, please provide a copy of this permit.

6-4. For Lease renewals, have there been any complaints from the surrounding community regarding facility operations? If so, please describe. Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility? If so, please describe status, and any corrective actions taken.

6-5. Has a Hazardous Materials Business Plan been developed for the site? If so, please provide a copy.

CERTIFICATION
-------------

         I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

                                        Signature:

                                             Name:

                                             Title:

                                             Date:

                                             Telephone:

                                  Exhibit "D"

                               MOVE OUT STANDARDS

This Move Out Standards Exhibit is dated for the reference purposes as of the same date as the Lease, and is made between AMB Property, L.P., a Delaware limited partnership, ("Landlord's and The Singing Machine Company, Inc., a Delaware corporation ("Tenant") to be a part of that certain Standard Industrial Lease ("Lease"' concerning the premises located at 303 West Artesia Boulevard, Compton, CA 90220 ("Premises"). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:


At the expiration or earlier termination of the Lease and in addition to any other provisions of the Lease regarding surrender of the Premises, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession'thereto under the Lease, reasonable wear and tear excepted, and shall deliver all keys to-Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or addition's to the Premises made by Tenant as may be specified for removal by Landlord. If Tenant fails to remove its personal property, fixtures or Alterations or additions upon the expiration or earlier termination of the Lease, the same shall be deemed abandoned and shall become the property of the Landlord. Notwithstanding the foregoing, Tenant shall be liable to Landlord for all costs and damages incurred by Landlord in removing, storing or selling such property, fixtures, alterations or additions and in restoring the Premises to the condition required pursuant to the Lease.

Notwithstanding anything to the contrary in the Lease, Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall includes, but is not limited to, the following:


1. Lights:                          Office and warehouse lights will be fully
                                    operational with all bulbs functioning.


2. Dock Levelers & Roll Up Doors:   Should be in good working condition.


3. Intentionally Deleted


4. Warehouse Floor                  Free of stains created by Tenant or its
                                    Entities and broom swept with no racking bolts and other protrusions left in floor.
                                    Cracks created by Tenant or its Entities should be repaired with an epoxy or polymer.


5. Tenant-Installed Equipment       Removed and space turned to original
   Wiring:                          condition when originally leased. (Remove
                                    air lines, junction boxes, conduit, etc.) .

6. Walls:                           Sheetrock (drywall) damage should be patched
                                    and fire taped so that there are no holes in either office or warehouse.

7. Roof: Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks caused by Tenant installed equipment or by any other negligent act or omission of Tenant with regard to the roof structure or membrane must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

8. Signs:                           All exterior signs must be removed and holes
                                    patched and paint touched-up as necessary.
                                    All window signs should likewise be removed.

 9. Heating & Air Conditioning       A written report from a licensed HVAC
    System: contractor within the last three months stating that all evaporative coolers and/or heaters within the warehouse are operational and safe and that office HVAC system is also in good and safe operating condition.

10. Overall Cleanliness:            Vacuum carpet, and remove any and all debris
                                    from office and, warehouse. Remove all
                                    pallets and debris from exterior of
                                    premises.

11. Upon Completion:                Contact Landlord's property manager to
                                    coordinate date of turning off power,
                                    turning in keys, and obtaining final
                                    Landlord inspection of premises which, in turn, 'wiill,facilitate refund of security deposit.

NORM WILSON & SONS, INC.
GENERAL CONTRACTORS                                    LICENSE #435700
8125 SOMERSET BLVD.                                    562-634-7933
PARAMOUNT, CA 90723                                    562-634-6545 FAX

OVERTON-MOORE PROPERTIES                               FEB. 4, 2002
1125 190TH ST. (SUITE 200)
GARDENA, CA.

ATTN: FLOYD YOUNKIN

RE: 303 E. ARTESIA (PRELIMINARY BUDGET)
as per space plan delivered to OMA office of 1/31/02

                   SCOPE OF WORK                                         TOTAL

 1 DRYWALL                                                             $3,800.00
   A. CONSTRUCT 5 L/FT. OF WALL AT 1ST FLOOR AREA NEAR
      LOBBY
   B. REQUIRED PATCHING AFTER DEMOLITION
   C. PATCH EXISTING WALLS PRIOR TO PAINTING
   D. FILL IN (2) DOORS LEADING TO OFFICE NEAR DEMO
   E. CREATE HALLWAY AT REAR NORTHWEST CORNER OF BUILDING
      WHERE RESTROOMS ARE LOCATED

 2 INSULATION                                                             $23.00
   A. R-11 INSULATION @ NEW WALL

 3 DOOR AND FRAMES
   A. RELOCATE (1) EXISTING DOOR AND FRAME TO NEW WALL
   B. RE-SWING (1) DOOR IN OFFICE RESTROOM

 4 ACOUSTICAL CEILINGS                                                 $2,100.00
   A. REPLACE DAMAGED OR STAINED TILES IN REMAINING OFFICE
      AREA
   B. CREATE T-BAR SOFFIT AT AREA IN OPEN OFFICE WHERE
      CEILING IS TO BE DEMOLISHED

 5 FIRE PROTECTION                                                     $3,500.00
   A. ALLOWANCE FOR REQUIRED DEMOLITION AND RELOCATION OF
      SPRINKLER HEADS TO NEW OFFICE LAYOUT

 6 PAINTING                                                            $4,494.00
   A. PAINTING OF ALL REMAINING OFFICE WALLS AT 1ST
      FLOOR AREA
   B. PAINTING OF OFFICE RESTROOMS AND WAREHOUSE
      RESTROOMS AT NORTHWEST CORNER OF SPACE

 7 CARPET BASE AND RESILIENT FLOORING                                    $306.00
   A. INSTALL NEW 6" TOPSET BASE IN OFFICE RESTROOMS
   SEE EXCLUSIONS

 8 ELECTRICAL                                                          $5,050.00
   A. REQUIRED DEMOLITION

   B. REWORK ELECTRICAL TO REMAINING OFFICE AREAS
   C. DEMO ELECTRIC TO SHIPPING OFFICE
   D. RELAMP EXISTING OFFICE AREA
   E. REPLACE AND REPAIR EXTERI0R LIGHTING
   F. REHAB WAREHOUSE LIGHTING AS REQUIRED

 9 HVAC                                                                $3,260.00
   A. CAP PLENUMS FROM THREE OFFICE AREA UNITS AND
      ONE WAREHOUSE UNIT
   B. RE-WORK EXISTING DUCT TO SERVE ONLY DESIGNATED
      OCCUPIED AREAS
   C. RELOCATE T-STATS FROM WALLS WHICH ARE TO BE REMOVED
   D. REPLACE (2) EXHAUST FANS IN WAREHOUSE RESTROOMS

10 PLUMBING                                                            $2,485.00
   A. REHAB EXISTING FIXTURES AS NEEDED IN BOTH OFFICE
      AND WAREHOUSE RESTROOMS

11 DEMOLITION                                                         $12,848.00
   A. DEMO WAREHOUSE OFFICE APPROX. 800 SQ. FT.
   B. DEMO TWO STORY MEZZANINE ADDITION (APPROX. 3,248 SQ. FT.)
   C. DEMO 210 L/FT. OF PARTITION WALL
   D. DEMO 1,300 SQ. FT. OF T-BAR CEILING
   E. DEMO 2,800 SQ. FT. OF VCT
   F. REMOVAL OF ALL DEMOLISHED MATERIAL

12 ALLOWANCE TO RE-WORK BOTTOM RUN OF STAIRS AFTER                       $538.00
   COMPLETION OF DEMO

13 ALLOWANCE FOR MISC. ROUGH CARPENTRY AFTER DEMOLITION                $3,000.00
   IS COMPLETE

14 JANITORIAL                                                          $3,024.00
   A. STRIP AND WAX VCT FLOORING
   B. SHAMPOO CARPET
   C. COMPLETE JANITORIAL

15 REMOVE GLUE FROM AREA OF DEMOLITION AND SEAL FLOOR                  $4,482.00

16 ALLOWANCE TO CREATE OPENINGS IN EXISTING WALL AT MAIN
   OFFICE

17 ALLOWANCE TO REPAIR FOIL INSULATION @ WAREHOUSE                     $1,110.00
   AREA WHERE DEMOLITION OCCURS AND EXISTING WAREHOUSE
   AREA
   note: cost does not include foil over remaining office area        ----------

   SUBTOTAL                                                           $55,315.00
   GENERAL CONDITIONS                                                  $2,765.75
   PROFIT/OVERHEAD                                                     $4,546.46
                                                                      ----------
   TOTAL                                                              $62,727.21

   EXCLUSIONS:
 1 PLAN CHECK PERMIT AND ARCHITECTURAL FEES
 2 REMOVAL OF HAZARDOUS WASTE
 3 FIRE SAFETY SYSTEMS
 4 FIRE EXTINGUISHERS
 5 NEW CARPET AND VCT FLOORING
 6 ALL REHAB WORK AT REMAINING 2ND FLOOR OFFICE EXCEPT
   FOR SHAMPOOING OF CARPET
 7 PAINTING OF WAREHOUSE WALLS
 8 NEW T-BAR, ELECTRICAL AND HVAC AT NORTHWEST WAREHOUSE OFFICE
 9 SEALING OF WAREHOUSE FLOOR

   RESPECTFULLY SUBMITTED,
   NORM WILSON & SONS, INC.

   /s/ RON WILSON
   --------------
   RON WILSON
   VICE PRESIDENT